UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA GREEN AGRICULTURE, INC.
(Exact name of registrant as specified in its charter)

Nevada	36-3526027
(State of incorporation of organization)	(I.R.S. Employer Identification No.)

3rd Floor, Borough A, Block A. No.181, South Taibai Road, Xi’an, Shaanxi Province, People’s Republic of China	710065
(Address of principal executive offices)	(Zip Code)

Title of each class To be so registered	Name of each exchange on which each class is to be registered

Common Stock, $.001 par value per share	NYSE Alternext US LLC (to be renamed NYSE Amex LLC)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(D), check the following box.  ☐

Securities Act registration statement file number to which this form relates:                         (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the shares of Common Stock, par value $.001 per share, of China Green Agriculture, Inc. being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see "Description of Securities to be Registered" in the registrant’s prospectus dated August 6, 2008 (Registration No. 333-149135), as filed with the Securities and Exchange Commission, which is incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on NYSE Alternext US LLC (to be renamed NYSE Amex LLC) and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereof duly authorized.

Registrant:	CHINA GREEN AGRICULTURE, INC.

Date: March 4, 2009
	By:	/s/ Tao Li
Tao Li
President and Chief Executive Officer